FORM OF PROXY CARD FOR REGISTRANT

                                                                    EXHIBIT 99.1

                          HEALTHEON/WEBMD CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Westermann, III and Jack D. Dennison as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of common stock of the undersigned at the 2000 annual meeting of
HEALTHEON/WEBMD CORPORATION, to be held at           , Atlanta, Georgia
          on           , 2000 at           a.m., Eastern time, and at any
adjournment or postponement thereof.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                                SEE REVERSE SIDE

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE

[X] Please mark your
    vote as in this example

            The Board of Directors recommends a vote FOR approval of
                         proposals 1, 2, 3, 4, 5 and 6.

                                                                FOR     AGAINST    ABSTAIN
1. To approve and adopt the Medical Manager merger agreement    [ ]       [ ]        [ ]
  and the Medical Manager merger.
                                                                FOR     AGAINST    ABSTAIN
2. To approve the issuance of 1.3 shares of Healtheon/WebMD     [ ]       [ ]        [ ]
  common stock for each share of outstanding CareInsite,
  Inc. stock in the CareInsite merger contemplated in the
  enclosed proxy statement/prospectus.
                                                              For All            Against All
                                                              Nominees            Nominees
3. To elect all nominees listed below to each serve a three     [ ]                  [ ]
  year term as Class II directors:
                        U. Bertram Ellis, Jr.
                        Dennis B. Gillings
                        Charles G.V. Stevens
  (INSTRUCTION: To withhold authority to vote for any of the above
  listed nominees, please strike through that individuals
  name)
                                                                FOR     AGAINST    ABSTAIN
4. To amend the certificate of incorporation of                 [ ]       [ ]        [ ]
  Healtheon/WebMD to change the corporate name to WebMD
  Corporation.

                                                                FOR     AGAINST    ABSTAIN
5. To increase the number of shares reserved for issuance       [ ]       [ ]        [ ]
  under Healtheon/WebMD's 1996 stock plan.
                                                                FOR     AGAINST    ABSTAIN
6. To increase the number of shares reserved for issuance       [ ]       [ ]        [ ]
  under Healtheon/WebMD's 1998 employee stock purchase plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any other adjournments or postponements thereof.

The undersigned acknowledges receipt of the accompanying Notice of Annual
Meeting.

Signature: ____________________ Date: __________

Signature: ____________________ Date: __________

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.